Execution Version NOTE PURCHASE AGREEMENT AMENDMENT NO. 2 AND CONSENT This NOTE PURCHASE AGREEMENT AMENDMENT NO. 2 AND CONSENT (this “Agreement”), is dated as of November 5, 2022, by and among DENTSPLY SIRONA Inc. (f/k/a DENTSPLY International Inc.), a Delaware corporation (the “Company”), and each of the holders of Notes (as defined below) whose names appear on the signature pages hereto (collectively, the “Noteholders”), with respect to that certain Note Purchase Agreement, dated as of December 11, 2015 (as amended by that certain Note Purchase Agreement Amendment and Consent dated August 26, 2022 (“Amendment No. 1”), and as may be further amended or otherwise modified, the “Note Purchase Agreement”), by and between the Company and the holders of Notes. RECITALS: A. Pursuant to the Note Purchase Agreement, the Company issued and sold to the holders of Notes (i) CHF25,000,000 aggregate principal amount of the Company’s 0.86% Series A Senior Notes due December 11, 2025 (the “Series A Notes”), (ii) €30,000,000 aggregate principal amount of the Company’s 2.05% Series B Senior Notes due December 11, 2025 (the “Series B Notes”), (iii) €67,000,000 aggregate principal amount of the Company’s 2.05% Series C Senior Notes due December 11, 2025 (the “Series C Notes”), (iv) CHF7,500,000 aggregate principal amount of the Company’s 1.02% Series D Senior Notes due December 11, 2027 (the “Series D Notes”), (v) €15,000,000 aggregate principal amount of the Company’s 2.24% Series E Senior Notes due December 11, 2027 (the “Series E Notes”), (vi) €11,000,000 aggregate principal amount of the Company’s 2.05% Series F Senior Notes due February 19, 2026 (the “Series F Notes”), (vii) €15,000,000 aggregate principal amount of the Company’s 2.05% Series G Senior Notes due February 19, 2026 (the “Series G Notes”), (viii) €45,000,000 aggregate principal amount of the Company’s 2.45% Series H Senior Notes due February 19, 2031 (the “Series H Notes”), (ix) CHF58,000,000 aggregate principal amount of the Company’s 1.01% Series I Senior Notes due August 15, 2026 (the “Series I Notes”), (x) €40,000,000 aggregate principal amount of the Company’s 2.25% Series J Senior Notes due August 15, 2026 (the “Series J Notes”), (xi) €66,000,000 aggregate principal amount of the Company’s 2.25% Series K Senior Notes due August 15, 2026 (the “Series K Notes”), (xii) CHF140,000,000 aggregate principal amount of the Company’s 1.17% Series L Senior Notes due August 15, 2028 (the “Series L Notes”) and (xiii) CHF65,000,000 aggregate principal amount of the Company’s 1.33% Series M Senior Notes due August 15, 2031 (the “Series M Notes”, and together with the Series A Notes, Series B Notes, Series C Notes, Series D Notes, Series E Notes, Series F Notes, Series G Notes, Series H Notes, Series I Notes, Series J Notes, Series K Notes and Series L Notes, collectively, the “Notes”). B. The Company has informed the Noteholders that it will be restating: (i) the quarterly financial statements of the Company delivered pursuant to Section 7.1(a) of the Note Purchase Agreement for the quarterly fiscal period ended September 30, 2021 (“Q-3 2021 Quarterly Financials”) and (ii) the annual financial statements of the Company delivered pursuant to Section 7.1(b) of the Note Purchase Agreement for the fiscal year ended December 31, 2021 (the “2021 Annual Financials”, and together with the Q-3 2021 Quarterly Financials, the “2021 Financials”, and such restated financial statements, in the form filed with the SEC, being referred to herein as the “Restated 2021 Financials” ).

2 C. Pursuant to Amendment No. 1, the Company and the holders of Notes party thereto previously agreed that the Company may deliver the quarterly financial statements and related covenant compliance deliverables required to be delivered pursuant to Section 7.1(a) and Section 7.2 of the Note Purchase Agreement for (i) the quarterly fiscal period ended March 31, 2022 as required under the Note Purchase Agreement (such quarterly financial statements and other related covenant compliance deliverables, collectively, the “Q-1 2022 Quarterly Financials”) and (ii) the quarterly fiscal period ended June 30, 2022 as required under the Note Purchase Agreement (such quarterly financial statements and other related covenant compliance deliverables, collectively, the “Q-2 2022 Quarterly Financials”) on or prior to the Extended Delivery Date (as defined in Amendment No. 1). D. The Company has informed the holders of Notes of its desire for an additional extension to deliver the Q-1 2022 Quarterly Financials and the Q-2 2022 Quarterly Financials. E. The Company has now requested that the holders of Notes consent to and agree that the Company may deliver the Q-1 2022 Quarterly Financials, the Q-2 2022 Quarterly Financials and the Restated 2021 Financials on or prior to the earlier of (i) November 14, 2022 and (ii) the date on which the Q-2 2022 Quarterly Financials are delivered under the RCF (the “Second Extended Delivery Date”). F. The Noteholders and the Company have agreed, upon the terms and conditions set forth herein, to the consent and amendments set forth herein. AGREEMENT: NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Noteholders agree as follows: 1. DEFINITIONS. Capitalized terms used herein (including the recitals) and not otherwise defined shall have the meanings ascribed to them in the Note Purchase Agreement. 2. CONSENT. Subject to the terms and conditions set forth in Section 5 hereof, each of the Noteholders consents and agrees, effective as of the date hereof, that the Company may deliver the Q-1 2022 Quarterly Financials and the Q-2 2022 Quarterly Financials on or prior to the Second Extended Delivery Date (the “Consent”); provided, however that (x) the failure by the Company to deliver the Q-1 2022 Quarterly Financials, the Q-2 2022 Quarterly Financials and the Restated 2021 Financials, in each case together with the related covenant compliance deliverables required to be delivered pursuant to Section 7.1(a) and Section 7.2 of the Note Purchase Agreement, all on or prior to the Second Extended Delivery Date shall constitute an immediate Event of Default and (y) by its signature below the Company acknowledges and agrees that in connection with any future delivery of financial statements and related certifications under Sections 7.1 and/or 7.2 of the Note Purchase Agreement that the delivery of (i) preliminary financial statements and/or (ii) certifications required under Section 7.2 of the Note Purchase Agreement in a form different than the certification presented with the financial statements for the fiscal quarter ended

3 September 30, 2021, in each case under clauses (i) or (ii), will not be in the respective forms required under the Note Purchase Agreement. Except as expressly provided herein, the foregoing Consent shall not constitute (a) a modification or alteration of the terms, conditions or covenants of the Note Purchase Agreement, the Notes or any other document entered into in connection therewith, or (b) a waiver, release or limitation upon the exercise by the holders of Notes of any of their rights, legal or equitable, hereunder or under the Note Purchase Agreement, the Notes or any other document entered into in connection therewith. Except as set forth above, each of the Noteholders reserves any and all rights and remedies which it has had, has or may have under the Note Purchase Agreement, the Notes or any document entered into in connection therewith. 3. AMENDMENTS TO THE NOTE PURCHASE AGREEMENT. The Note Purchase Agreement is hereby amended as set forth below (collectively, the “Amendments”): (a) Section 7.5 of the Note Purchase Agreement is hereby amended and restated in its entirety to read as follows: 7.5. Senior Financial Officer Conference Calls. Within 15 days after the end of each quarterly fiscal period of the Company from (and including) the fiscal quarter ending December 31, 2022 to (and including) the fiscal quarter ending September 30, 2023, a Senior Financial Officer will host a noteholder update conference call to report on the status of the Company and to discuss improvements in the Company’s internal controls implemented (or to be implemented) regarding financial reporting, and respond to questions from the holders of Notes. In addition, within 15 days after the delivery of the Q-1 2022 Quarterly Financials and Q-2 2022 Quarterly Financials to the holders of Notes, a Senior Financial Officer will host an additional noteholder update conference call to report on and discuss such matters and respond to questions from the holders of Notes. (b) Section 9.10 of the Note Purchase Agreement is hereby amended by deleting the phrase at the beginning of clause (b) thereof that reads “If at any time between March 31, 2022 and on or prior to the date on which the Company delivers the Q-1 Quarterly Financials and the Q-2 Quarterly Financials to the holders of Notes any Principal Credit Facility is modified and/or amended to include any covenant or event of default”, and replacing such phrase with “If at any time any Principal Credit Facility is modified and/or amended to include any covenant or event of default”. (c) Section 11(c)(i) of the Note Purchase Agreement is hereby amended and restated in its entirety to read: (c) (i) the Company defaults in the performance of or compliance with any term contained in Section 7.1(e) or Section 10 or

4 (d) Schedule B to the Note Purchase Agreement is hereby amended by adding the following new defined terms in their proper alphabetical order to read as follows: “2021 Financials” is as defined in the Second Amendment. “Second Amendment” means that certain Note Purchase Agreement Amendment No. 2 and Consent dated as of November 5, 2022 by and between the Company and the holders of the Notes party thereto. (e) Schedule B to the Note Purchase Agreement is hereby amended by deleting the defined terms “Q-1 Quarterly Financials” and “Q-2 Quarterly Financials” and replacing them with the following: “Q-1 2022 Quarterly Financials” is as defined in the Second Amendment. “Q-2 2022 Quarterly Financials” is as defined in the Second Amendment. 4. REPRESENTATIONS AND WARRANTIES. To induce the Noteholders to enter into this Agreement, the Company represents and warrants to each of the Noteholders that: (a) This Agreement constitutes a legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. (b) No event or condition exists that constitutes a Default or Event of Default. (c) Since December 31, 2021 there is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect. (d) No fee or other consideration is being paid to any lender or agent under any Principal Credit Facility in connection with any similar consent, including the RCF Consent (as defined below) other than (i) legal counsel fees and expenses, (ii) a consent fee of 0.05% (5 bps) of the commitments of each lender under the RCF which was paid to each such lender in consideration of its agreement under a Consent Memorandum dated September 14, 2022, and (iii) a consent fee of not more than 0.05% (5 bps) of the commitments of each lender under the RCF to be paid to each such lender in consideration of its agreement to the RCF Consent.

5 5. CONDITIONS TO EFFECTIVENESS OF CONSENT AND AMENDMENTS. The Amendments provided in Section 3 of this Agreement shall become effective as of the date first written above. The Consent provided in Section 2 of this Agreement shall become effective as of the date first written above (the “Effective Date”), provided that with respect to the Consent the following conditions are satisfied on or prior to such date: (a) this Agreement shall have been executed by the Company and the Required Holders; (b) the representations and warranties of the Company contained in this Agreement shall be true and correct; (c) the Consent Memorandum dated October 28, 2022 shall have been executed by the Company, the Required Lenders (under and as defined in the RCF) and the Administrative Agent (the “RCF Consent”), and such RCF Consent shall be in full force and effect; (d) the Note Purchase Agreement Amendment No. 2 and Consent (the “2019 NPA Consent”) shall have been executed by the Company and the Required Holders (under and as defined in that certain Note Purchase Agreement dated as of June 24, 2019 by and between the Company and the holders of the notes issued thereunder), and such 2019 NPA Consent shall become concurrently in full force and effect with this Agreement and the 2016 NPA Consent (as defined below); and (e) the Note Purchase and Guarantee Agreement Amendment No. 2 and Consent (the “2016 NPA Consent”) shall have been executed by the Company, Sirona Dental Services GmbH and the Required Holders (under and as defined in that certain Note Purchase and Guarantee Agreement dated as of October 27, 2016 by and among the Company, Sirona Dental Services GmbH and the holders of the notes issued thereunder), and such 2016 NPA Consent shall become concurrently in full force and effect with this Agreement and the 2019 NPA Consent. 6. MISCELLANEOUS. (a) Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State. (b) Counterparts; Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. The parties agree to electronic contracting and signatures with respect to this Agreement. Delivery of an electronic signature to, or a signed copy of, this Agreement and such other documents by facsimile, email or other electronic transmission shall be fully binding on the

6 parties to the same extent as the delivery of the signed originals and shall be admissible into evidence for all purposes. The words “execution,” “execute,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and such other documents shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Company and the Noteholders, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Notwithstanding the foregoing, if any Noteholder shall request manually signed counterpart signatures to this Agreement or any such document, the Company hereby agrees to use its reasonable endeavors to provide such manually signed signature pages as soon as reasonably practicable (but in any event within 30 days after such request). (c) Costs and Expenses. Whether or not the Consent becomes effective, the Company confirms its obligations under Section 15.1 of the Note Purchase Agreement and agrees that it will pay all costs and expenses of the Noteholders relating to this Agreement. (d) Amendments in Writing. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, or by any action or inaction, but only by a writing signed by the Company and the Required Holders. (e) Delivery of Documents. Promptly after the date of this Agreement, the Company will deliver fully executed copies of the documents described in Section 5 of this Agreement to each holder of Notes. [Remainder of page intentionally left blank. Signature pages follow.]

[Agreement Re Dentsply 2015 Note Purchase Agreement] IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf by a duly authorized officer or agent thereof. COMPANY: DENTSPLY SIRONA INC. By_/s/ Dan Workinger_____________________ Name: Dan Workinger Title: Vice President, Treasurer

[Agreement Re Dentsply 2015 Note Purchase Agreement] NOTEHOLDERS: METROPOLITAN LIFE INSURANCE COMPANY By: MetLife Investment Management, LLC, its Investment Manager METROPOLITAN TOWER LIFE INSURANCE COMPANY By: MetLife Investment Management, LLC, its Investment Manager BRIGHTHOUSE LIFE INSURANCE COMPANY By: MetLife Investment Management, LLC, its Investment Manager By: /s/ Edward Teagan Name: Edward Teagan Title: Authorized Signatory PENSIONSKASSE DES BUNDES PUBLICA By: MetLife Investment Management Limited, as Investment Manager By: /s/ Geert Henckens Name: Geert Henckens Title: Authorised Signatory

[Agreement Re Dentsply 2015 Note Purchase Agreement] THE PRUDENTIAL INSURANCE COMPANY OF AMERICA By: PGIM, Inc., as investment manager By: /s/ Kyle Ulep Name: Kyle Ulep Title: Vice President PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY By: PGIM Private Placement Investors, L.P., (as Investment Advisor) By: PGIM Private Placement Investors, Inc. (as its General Partner) By: /s/ Kyle Ulep Name: Kyle Ulep Title: Vice President PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY By: PGIM, Inc., as investment manager By: /s/ Kyle Ulep Name: Kyle Ulep Title: Vice President PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION By: Pruco Life Insurance Company (as Grantor) By: PGIM, Inc. (as Investment Manager) By: /s/ Kyle Ulep Name: Kyle Ulep Title: Vice President PRUDENTIAL LEGACY INSURANCE COMPANY OF NEW JERSEY By: PGIM, Inc., as investment manager By: /s/ Kyle Ulep Name: Kyle Ulep Title: Vice President

[Agreement Re Dentsply 2015 Note Purchase Agreement] NATIONWIDE LIFE INSURANCE COMPANY By: _/s/ Mary Beth Cadle______________________________________ Name: Mary Beth Cadle Title: Authorized Signatory

[Agreement Re Dentsply 2015 Note Purchase Agreement] THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY By: Northwestern Mutual Investment Management Company, LLC, its investment advisor By: _/s/ Brian P. McDonald____________________ Name: Brian P. McDonald Its: Managing Director

[Agreement Re Dentsply 2015 Note Purchase Agreement] MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY By: Barings, LLC, as Investment Adviser By: _/s/ James Moore______________________________________ Name: James Moore Title: Managing Director C.M. LIFE INSURANCE COMPANY By: Barings, LLC, as Investment Adviser By: _/s/ James Moore______________________________________ Name: James Moore Title: Managing Director

[Agreement Re Dentsply 2015 Note Purchase Agreement] UNITED OF OMAHA LIFE INSURANCE COMPANY By: /s/ Justin P. Kavan Name: Justin P. Kavan Title: Head of Private Placements

[Agreement Re Dentsply 2015 Note Purchase Agreement] THE LINCOLN NATIONAL LIFE INSURANCE COMPANY By: Macquarie Investment Management Advisers, A series of Macquarie Investment Management Business Trust, Attorney in Fact By: /s/ Tom Routhier Name: Tom Routhier Title: Senior Vice President